Exhibit 99.1

Contact Information: Investor Relations 941-556-2601 investor-relations@roperind.com	Roper Industries, Inc.

Roper Industries Announces Record First Quarter Results

Net Earnings Increased 15% to $125 Million
Orders Increased 9% to $794 Million
Operating Cash Flow Increased 21% to $171 Million

Sarasota, Florida, April 29, 2013 ... Roper Industries, Inc. (NYSE: ROP) reported financial results for the first quarter ended March 31, 2013.

Roper reports results, including revenue, operating margin, net income and diluted earnings per share, on a GAAP and non-GAAP basis.  The company's guidance is provided on a non-GAAP basis.  Non-GAAP measures are reconciled to the corresponding GAAP measures at the end of this release.

First quarter GAAP diluted earnings per share increased 15% to $1.25 and non-GAAP diluted earnings per share increased 17% to $1.27.  GAAP revenue increased 4% to $737 million and non-GAAP revenue, which excludes a fair value adjustment to acquired deferred revenue, was $741 million.  Orders increased 9% to $794 million and represented a book-to-bill ratio of 1.07.  GAAP operating margin increased 110 basis points to 25.1%, while non-GAAP operating margin was 25.5%, a 150 basis point increase over the prior year.  Operating cash flow in the quarter was $171 million and represented 23% of revenue.

"We are pleased to deliver record first quarter performance, establishing records for revenue, orders, gross margin, operating profit, net earnings and cash flow," said Brian Jellison, Roper's Chairman, President and CEO.  "Despite a challenging global economic environment, our businesses performed exceptionally well.  Gross margin expanded 240 basis points to 57.4% and free cash flow increased 22% to $160 million.  We secured significant orders for second half delivery, helping increase our backlog to $1.0 billion and supporting our ability to deliver improving organic growth throughout the year."

"We continue to execute our proven strategies, including the disciplined investment of cash," continued Mr. Jellison.  "We expect to complete our acquisition of Managed Health Care Associates, Inc. (MHA) this week.  MHA meets all of our key acquisition criteria and is an excellent addition to our Medical businesses. The company provides the leading network of solutions to the alternate site healthcare market. MHA provides attractive cash return characteristics and generates substantial recurring revenue through long-term customer relationships with very high retention rates.  We expect the acquisition to be immediately cash accretive and to generate $95 million of EBITDA over the first twelve months of ownership, excluding the impact of acquisition-related fair value accounting."

2013 Outlook and Guidance

Roper is increasing its full year non-GAAP diluted earnings per share guidance from $5.60 - $5.82 to $5.76 - $5.94, which reflects a ($0.05) reduction due to currency and includes $0.14 - $0.17 from the acquisition of MHA, Inc.  The company's guidance includes the recognition of MHA revenue, a portion of which will be excluded under GAAP's purchase accounting rules.  The company's guidance excludes the impact of any future acquisitions.

Conference Call to be Held at 8:30 AM (ET) Today

A conference call to discuss these results has been scheduled for 8:30 AM ET on Monday, April 29, 2013.  The call can be accessed via webcast or by dialing +1 888-455-2296 (US/Canada) or +1 719-457-2648, using confirmation code 1404011.  Webcast information and conference call materials will be made available in the Investors section of Roper's website (www.roperind.com) prior to the start of the call.  Telephonic replays will be available for up to two weeks by calling +1 719-457-0820 and using the access code 1404011.

Use of Non-GAAP Financial Information

The company supplements its consolidated financial statements presented on a GAAP basis with certain non-GAAP financial information to provide investors with greater insight, increase transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making.  Reconciliation of non-GAAP measures to their most directly comparable GAAP measures are included in the accompanying financial schedules or tables.  Non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP, and the financial results prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated.

Table 1:  Revenue Growth
Q1 2013
Acquisitions / Divestitures	7%
Organic	(3%)
Foreign Currency	-
Total Revenue Growth	4%

Table 2:  Gross Margin Reconciliation
	Q1 2013	Q1 2012
GAAP Revenue	$737.1	$711.1
Add: Fair Value Adj. to Acquired Deferred Revenue	3.6	0.0
Non-GAAP Revenue (B)	$740.7	$711.1

GAAP Gross Profit	$421.6	$391.2
Add: Fair Value Adj. to Acquired Deferred Revenue	3.6	0.0
Non-GAAP Gross Profit (A)	$425.2	$391.2

Non-GAAP Gross Margin (A)/(B)	57.4%	55.0%

Table 3:  Free Cash Flow
	Q1 2013	Q1 2012
Operating Cash Flow	$171.3	$141.5
Less: Capital Expenditures	(11.2)	(10.0)
Rounding	0.0	(0.1)
Free Cash Flow	$160.1	$131.4

About Roper Industries

Roper Industries is a diversified growth company and is a constituent of the S&P 500, Fortune 1000, and the Russell 1000 indices. Roper provides engineered products and solutions for global niche markets, including software information networks, medical, water, energy, and transportation. Additional information about Roper is available on the company's website at www.roperind.com.

The information provided in this press release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements include, among others, statements regarding operating results, the success of our internal operating plans, and the prospects for newly acquired businesses to be integrated and contribute to future growth and profit expectations.  Forward-looking statements may be indicated by words or phrases such as "anticipate," "estimate," "plans," "expects," "projects," "should," "will," "believes" or "intends" and similar words and phrases.  These statements reflect management's current beliefs and are not guarantees of future performance.  They involve risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement. Such risks and uncertainties include our ability to integrate our acquisitions and realize expected synergies.  We also face other general risks, including our ability to realize cost savings from our operating initiatives, general economic conditions, unfavorable changes in foreign exchange rates, difficulties associated with exports, risks associated with our international operations, difficulties in making and integrating acquisitions, risks associated with newly acquired businesses, increased product liability and insurance costs, increased warranty exposure, future competition, changes in the supply of, or price for, parts and components, environmental compliance costs and liabilities, risks and cost associated with asbestos related litigation and potential write-offs of our substantial intangible assets, and risks associated with obtaining governmental approvals and maintaining regulatory compliance for new and existing products.  Important risks may be discussed in current and subsequent filings with the SEC.  You should not place undue reliance on any forward-looking statements.  These statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Roper Industries, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (unaudited)
(Amounts in thousands)

	March 31,	December 31,
ASSETS	2013	2012

CURRENT ASSETS:
Cash and cash equivalents	$430,022	$370,590
Accounts receivable	483,861	526,408
Inventories	200,023	190,867
Unbilled receivable	84,948	72,193
Deferred taxes	47,372	41,992
Other current assets	38,830	43,492
Total current assets	1,285,056	1,245,542

PROPERTY, PLANT AND EQUIPMENT, NET	110,637	110,397

OTHER ASSETS:
Goodwill	3,848,078	3,868,857
Other intangible assets, net	1,657,893	1,698,867
Deferred taxes	82,288	78,644
Other assets	69,038	68,797
Total other assets	5,657,297	5,715,165

TOTAL ASSETS	$7,052,990	$7,071,104

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$138,541	$138,340
Accrued compensation	80,043	110,724
Deferred revenue	190,678	185,912
Other accrued liabilities	133,403	128,351
Income taxes payable	15,378	-
Deferred taxes	8,216	3,868
Current portion of long-term debt	516,514	519,015
Total current liabilities	1,082,773	1,086,210

NONCURRENT LIABILITIES:
Long-term debt	1,403,259	1,503,107
Deferred taxes	701,567	707,278
Other liabilities	83,215	86,783
Total liabilities	3,270,814	3,383,378

STOCKHOLDERS' EQUITY:
Common stock	1,010	1,006
Additional paid-in capital	1,182,304	1,158,001
Retained earnings	2,598,434	2,489,858
Accumulated other comprehensive earnings	20,048	58,537
Treasury stock	(19,620)	(19,676)
Total stockholders' equity	3,782,176	3,687,726

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$7,052,990	$7,071,104

Roper Industries, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings (unaudited)
(Amounts in thousands, except per share data)

	Three months ended
	March 31,
	2013	2012

Net sales	$737,135	$711,066
Cost of sales	315,559	319,873

Gross profit	421,576	391,193

Selling, general and administrative expenses	236,399	220,889

Income from operations	185,177	170,304

Interest expense	20,858	15,483
Other expense	2,492	490

Earnings from continuing operations before
income taxes	161,827	154,331

Income taxes	36,913	46,022

Net Earnings	$124,914	$108,309

Earnings per share:
Basic	$1.26	$1.12
Diluted	$1.25	$1.09

Weighted average common and common
equivalent shares outstanding:
Basic	98,876	97,039
Diluted	99,986	99,307

Roper Industries, Inc. and Subsidiaries
Selected Segment Financial Data (unaudited)
(Amounts in thousands and percents of net sales)

	Three months ended March 31,
	2013		2012
	Amount	%	Amount	%
Net sales:
Industrial Technology	$182,239		$195,136
Energy Systems & Controls	145,642		148,602
Medical & Scientific Imaging	200,444		162,811
RF Technology	208,810		204,517
Total	$737,135		$711,066

Gross profit:
Industrial Technology	$93,311	51.2%	$98,663	50.6%
Energy Systems & Controls	80,906	55.6%	80,408	54.1%
Medical & Scientific Imaging	134,869	67.3%	106,186	65.2%
RF Technology	112,490	53.9%	105,936	51.8%
Total	$421,576	57.2%	$391,193	55.0%

Operating profit*:
Industrial Technology	$52,945	29.1%	$57,507	29.5%
Energy Systems & Controls	35,722	24.5%	35,657	24.0%
Medical & Scientific Imaging	59,928	29.9%	43,362	26.6%
RF Technology	56,630	27.1%	50,353	24.6%
Total	$205,225	27.8%	$186,879	26.3%

Net Orders:
Industrial Technology	$179,807		$204,002
Energy Systems & Controls	157,537		153,376
Medical & Scientific Imaging	216,121		168,336
RF Technology	240,118		203,672
Total	$793,583		$729,386

* Operating profit is before unallocated corporate general and administrative expenses. These expenses were $20,048 and $16,575 for the three months ended March 31, 2013 and 2012, respectively.

Roper Industries, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (unaudited)
(Amounts in thousands)

	Three months ended
	March 31,
	2013	2012

Net earnings	$124,914	$108,309
Non-cash items:
Depreciation	9,342	9,449
Amortization	34,099	26,018
Stock-based compensation expense	12,969	9,954
Income taxes	16,348	13,720
Changes in assets and liabilities:
Receivables	14,454	15,968
Inventory	(11,687)	(7,462)
Accounts payable	1,760	(3,774)
Accrued liabilities	(27,262)	(32,162)
Other, net	(3,669)	1,437
Cash provided by operating activities	171,268	141,457

Business acquisitions, net of cash acquired	(2,240)	(19,007)
Capital expenditures	(11,205)	(10,008)
Other, net	235	219
Cash used by investing activities	(13,210)	(28,796)

Principal debt payments	(52)	(6,297)
Revolver payments, net	(100,000)	-
Dividends	-	(13,290)
Excess tax benefit from share-based payment	4,364	7,505
Proceeds from stock-based compensation, net	6,229	10,297
Premium on convertible debt conversions	(109)	-
Other, net	764	(489)
Cash used by financing activities	(88,804)	(2,274)

Effect of exchange rate changes on cash	(9,822)	3,230

Net increase in cash and equivalents	59,432	113,617
Cash and equivalents, beginning of period	370,590	338,101

Cash and equivalents, end of period	$430,022	$451,718

ROPER INDUSTRIES INC.
CONDENSED CONSOLIDATED STATEMENT OF EARNINGS - RECONCILIATION OF GAAP TO NON-GAAP
(Amounts in thousands, except per share data)

		Adjustment
	2013 1st Quarter GAAP	Fair Value Adjustment to Acquired Deferred Revenue	2013 1st Quarter Non-GAAP
Net Sales	$737,135	$3,593	$740,728
Cost of Sales	315,559	-	315,559
Gross Profit	421,576	3,593	425,169
Selling, general and administrative expenses	216,351	-	216,351
Segment income from operations	205,225	3,593	208,818
Corporate general and administrative expenses	20,048	-	20,048
Income from operations	185,177	3,593	188,770
Interest Expense	20,858	-	20,858
Other income (expense)	(2,492)	-	(2,492)
Earnings from continuing operations before income taxes	161,827	3,593	165,420
IncomeTaxes (1)	36,913	1,258	38,171
Tax Rate	22.8%	35.0%	23.1%

Net Earnings	$124,914	$2,335	$127,249

Weighted average common shares outstanding	99,986		99,986

Diluted earnings per share	$1.25		$1.27

(1) For the adjustment, the company used a 35% tax rate, as this adjustment is a US-based item and 35% is the statutory tax rate in the United States